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Schedule 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
FIRST MUTUAL BANCSHARES, INC.
(Name of Registrant as specified in its Charter)
FIRST MUTUAL BANCSHARES, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 20, 2001

Dear Shareholder:

    It is our pleasure to invite you to attend the Annual Meeting of Shareholders of First Mutual Bancshares, Inc. (the "Company") to be held at the Hyatt Regency Bellevue, Bellevue, Washington, on April 26, 2001, at 3:00 p.m. local time.

    The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting we will also report on the operations of First Mutual Bank. Directors and officers of the Company, as well as a representative of Moss Adams LLP, will be present to respond to any questions shareholders may have.

    Please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

    Your continued interest in and support of the Company are sincerely appreciated.

                      Sincerely,

                      John R. Valaas
                       President and Chief Executive Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FIRST MUTUAL BANCSHARES, INC.
400 - 108th Avenue N.E.
Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2001

    Notice is hereby given that the 2001 Annual Meeting of Shareholders (the "Meeting") of First Mutual Bancshares, Inc. the "Company") will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington, on April 26, 2001, at 3:00 p.m. local time.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

  1.
  The election of ten directors of the Company;

  2.
  Approval of an amendment to the Company's Articles of Incorporation with respect to "Blank Check" preferred stock;

  3.
  Approval of an amendment to the Company's Articles of Incorporation to provide for a classified Board of Directors; and

  4.
  Such other matters as may properly come before the Meeting or any adjournments thereof.

    NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

    Pursuant to action by the Company's Board of Directors and Bylaws, shareholders of record at the close of business on March 8, 2001, are the shareholders entitled to vote at the Meeting and any adjournments thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Phyllis A. Easterlin
                       Corporate Secretary

Bellevue, Washington
March 20, 2001

FIRST MUTUAL BANCSHARES, INC.
400 - 108th Avenue N.E.
Bellevue, Washington 98004
(425) 455-7300

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 26, 2001

ABOUT THE MEETING

Date, Time and Place of Meeting

    This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 20, 2001, for use in connection with the Annual Meeting of Shareholders ("Annual Meeting") of First Mutual Bancshares, Inc., (the "Company") to be held on Thursday, April 26, 2001. Only those shareholders of record at the close of business on March 8, 2001 ("Voting Record Date"), are entitled to vote. The number of shares of the Company's $1.00 par value common stock ("Common Stock") outstanding on the Voting Record Date and entitled to vote at the Annual Meeting is 4,697,209.

Solicitation of Proxies

    The enclosed Proxy is solicited by and on behalf of the Company's Board of Directors ("Board"), with the cost of solicitation borne by the Company. The Company has engaged Allen Nelson & Co. who will solicit proxies at an approximate cost of $3,500, plus expenses. In addition to use of the mails, solicitation may be made by directors and officers of the Company and its subsidiary, First Mutual Bank (the "Bank"). The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners.

Quorum

    The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

Voting Rights

    The ten nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. With respect to the proposals to approve the amendment to the Articles of Incorporation, shareholders may vote for the proposals, against the proposals or may abstain from voting. The affirmative vote of at least two-thirds of the total votes present, in person or by proxy, at the Annual Meeting is required for the approval to amend the Articles of Incorporation. Holders of record of the Common Stock will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

Voting of Proxies

    Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted:

  •
  FOR the election of all the nominees for director;

  •
  FOR the amendment to the Articles of Incorporation with respect to "Blank Check" preferred stock;

  •
  FOR the amendment to the Articles of Incorporation to provide for a classified Board of Directors; and

  •
  in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting.

    A shareholder of the Company who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows:

First Mutual Bancshares, Inc.
400 - 108th Avenue N.E.
Bellevue Washington 98004
Attention: Corporate Secretary

    The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

    The election of ten directors will take place at the Annual Meeting. The directors will be divided into the three groups listed below. The directors in Group I will serve for one year (and until their respective successors have been elected and qualified), the directors in Group II will serve for two years (and until their respective successors have been elected and qualified), and the directors in Group III will serve for three years (and until their respective successors have been elected and qualified). At each annual shareholders meeting after this year's meeting, directors shall be elected for a term of three years to succeed those whose terms expire in that year, with one group elected each year.

    Information as of February 28, 2001, regarding the nominees, including all positions and offices with the Company and their principal occupations and employment during the past five years, is set forth below:

Name, Principal Occupation and Other Directorships	Director Since	Age	Number of Common Shares Owned Beneficially		% of Common Shares Owned Beneficially
Group I (term to expire in 2002)
Janine Florence*† Owner of Cambridge Management and President of Property Development Company, Ms. Florence is a board member and past Chair of the Bellevue Downtown Association, past President of the Bellevue Schools Foundation, and board member of the Bellevue Community College Foundation.	1985	52	221,794	(1)(2)	4.71%
F. Kemper Freeman, Jr. Chairman and Chief Executive Officer of Kemper Development Company and Bellevue Square Managers, Inc. Mr. Freeman is a past Chairman, the current Government Affairs Chairman, and Trustee of the International Council of Shopping Centers. He is a council member of the Urban Land Institute. Mr. Freeman is Chairman of the Board of the Company and First Mutual Bank.	1968	59	561,834	(1)(3)	11.94%
Victor E. Parker President of Parker, Smith & Feek, Inc., insurance brokers, and serves on the Board of Trustees for the Greater Seattle Chamber of Commerce and on the Board of Directors for Western Washington University Foundation.	1983	60	77,615	(1)	1.65%
Group II (term to expire in 2003)
James J. Doud, Jr.* Former business consultant, Executive Vice President and Chief Operating Officer of Matthew G. Norton Co. He is a Director of Glacier Bay, Inc., President of the Western Washington University Foundation, and a Director of the Brooks Investment Co.	1993	63	16,610	(1)	‡

Richard S. Sprague* Vice President and Secretary of Bellevue Square Managers, Inc. and a former partner in the law firm of Bogle & Gates. He is currently a member of the Board of Governors of Virginia Mason Medical Center and a Director of the Virginia Mason Foundation.	1973	69	62,723	(1)	1.33%
Robert C. Wallace† Managing partner of Wallace Properties Group and Chairman of Wallace Properties, Inc. He is currently Chairman of the Washington State Major League Baseball Stadium Public Facilities District and is also Chairman of the Bellevue Convention Center Authority. He is not related to H. Scott Wallace.	1985	55	75,610	(1)(4)	1.61%
Group III (term to expire in 2004)
Mary Case Dunnam† Community volunteer for many groups, including Trustee to the Board of the Seattle Academy of Arts & Sciences, former member of the Development Council for the Burke Museum, and member of the Board of Directors of Seattle Arts & Lectures. Ms. Dunnam's father, Mr. Elwell Case, was one of the original founders of First Mutual Bank.	1993	52	20,090	(1)	‡
George W. Rowley, Jr. Chairman and Chief Executive Officer of Rowley Enterprises, Inc. Mr. Rowley led fund raising efforts for the Issaquah Youth and Community Center and the Issaquah Library. He sits on numerous boards including: The Empty Space Theatre, Mobility 21 and United for Washington, and the Eastside Transportation Committee. Mr. Rowley has chaired the Revenue Committee of the Blue Ribbon Transportation Commission for the past two years.	1992	59	104,154	(1)	2.21%

John R. Valaas† The Company's President and Chief Executive Officer since October 1999, and First Mutual Bank's President and Chief Executive Officer since February 1992. Mr. Valaas is a member of the Board of Overseers of Whitman College, member of the Board of Directors for the Washington Financial League, board member of the Bellevue Chamber of Commerce, board member and past Chairman of the Bellevue Downtown Association, and past board member of TransAlliance, L.P.	1992	56	175,860	(5)	3.74%
H. Scott Wallace† Director of Darigold Farms and Darigold Inc. for the last 20-years. Mr. Wallace served two terms as King County commissioner, including Chairperson of the Board of King County Commissioners. He is the Vice Chairman of the King County Conservation District Board of Supervisors, and King County area chair for the Employers Support for Guard & Reserve. Mr. Wallace is not related to Robert C. Wallace.	1976	74	6,890	(1)	‡

*
Member of the Audit Committee

†
Member of the Compensation Committee

‡
Less than one percent (1%) of outstanding shares

(1)
Includes 6,890 shares that may be acquired pursuant to a stock option exercisable within sixty (60) days.

(2)
Includes 27,251 shares held in trust for the benefit of Ms. Florence's daughter, and 67,844 shares held in trust for the benefit of Ms. Florence's sister.

(3)
Includes 59,515 shares held by Mr. Freeman's spouse, and 48,450 shares held in trust for the benefit of Mr. Freeman's daughter. Also includes 226,166 shares owned by Bellevue Square Managers I Limited Partnership. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(4)
Includes 30,915 shares owned by Wallace Properties Group, of which Mr. Wallace is the managing partner, and 16,725 shares owned by Mr. Wallace's spouse.

(5)
Includes 24,589 shares held by Mr. Valaas' spouse, 8,167 shares held in trust by Mr. Valaas and his spouse for their children, and 2,384 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

    The Board of Directors recommends that shareholders vote FOR the election of the nominees listed above.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's common shares by (i) those persons known by the Company to own beneficially more than 5% of the Company's outstanding common shares, (ii) each of the executive officers named under "Board of Directors Committees and Reports; Certain Relationships and Director and Executive Compensation—Executive Compensation" below; and (iii) all directors and executive officers of the Company as a group. See "Company Proposals—Proposal Number One—Election of Directors" on page 2 for the beneficial ownership of common shares by Company directors.

Beneficial Owner	Number of Common Shares Owned Beneficially		% of Outstanding Common Shares Owned Beneficially
MGN Group LLC 639 Isbell Road, Suite 390 Reno, NV 89509	926,597		19.73%
F. Kemper Freeman, Jr. P.O. Box 4186 Bellevue, WA 98009-4186	561,834	(1)	11.94%
First Mutual Bank Employee Stock Ownership Plan 400 108th Ave. N.E. Bellevue, WA 98004	343,163	(2)	7.31%
John R. Valaas President and Chief Executive Officer	175,860	(3)	3.74%
Roger A. Mandery Executive Vice-President	70,827	(4)	1.50%
James R. Boudreau Executive Vice-President	95,411	(5)	2.02%
All directors and executive officers as a group (13 persons)	1,494,093	(6)	30.89%

(1)
Includes 6,890 shares that may be acquired pursuant to a stock option exercisable within sixty (60) days. Includes 59,515 shares held by Mr. Freeman's spouse, and 48,450 shares held in trust for the benefit of Mr. Freeman's daughter. Also includes 226,166 shares owned by Bellevue Square Managers I Limited Partnership. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(2)
Represents shares held by the ESOP and allocated to participants' accounts, who are entitled to vote such shares.

(3)
Includes 24,589 shares held by Mr. Valaas' spouse, 8,167 shares held in trust by Mr. Valaas and his spouse for their children, and 2,384 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(4)
Includes 37,232 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(5)
Includes 2,725 shares held by Mr. Boudreau's spouse, 893 shares held in trust by Mr. Boudreau and his spouse for their daughter and son under the UGMA, and 37,232 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(6)
Includes an aggregate of 138,858 shares of Common Stock subject to stock options exercisable within sixty (60) days of the record date and an aggregate of 60,280 shares of Common Stock held by the Bank's Employee Stock Ownership Plan ("ESOP").

BOARD OF DIRECTORS COMMITTEES AND REPORTS;
CERTAIN RELATIONSHIPS AND DIRECTORS AND EXECUTIVE COMPENSATION

Board Committees

    During 2000, the Company held twelve regular Board of Director meetings, as well as numerous committee meetings. No director in office in 2000 attended fewer than 75% of the aggregate meetings of the Company's Board and committees of the Board on which he or she served. During 2000, the Board had audit, compensation and stock option committees.

    The Audit Committee reviews the audit results and services of the independent auditors. It also monitors the compliance with regulatory and audit requirements and changes in accounting policies and procedures. The Audit Committee makes recommendations to the Board as it deems appropriate, including to the appointment of the independent auditors and changes in accounting policies and procedures. During 2000, the Audit Committee was composed of Directors Doud, Florence and Sprague and it met nine times. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the NASDAQ of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the NASDAQ's new rules. The functions of the Audit Committee and its activities during fiscal 2000 are described below under the heading Report of the Audit Committee.

    The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs, reviewing, approving, recommending and administering the Company's incentive compensation and certain other compensation plans; and approving certain employment contracts. During 2000, the Compensation Committee was composed of Directors Dunnam, Florence, Valaas, H. Scott Wallace and Robert Wallace, and it met one time.

    The Stock Option Committee manages First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan (the "Plan"). It is composed of Directors Dunnam, Florence, H. Scott Wallace and Robert Wallace, and it met two times.

    The Board acts as a nominating committee for selecting the management nominees for election as directors and will consider for nomination as directors individuals recommended by shareholders, if such nominations are received prior to October 15 of the year preceding the meeting of shareholders called for the election of directors. No nomination from the floor of any annual meeting shall be entertained, and any vote for a nominee not reviewed by the nominating committee will be void and not counted. Accordingly, shareholder recommendations of individuals to be considered for nomination to be elected as directors at next year's Annual Meeting of Shareholders must be received by the Secretary of the Company on or prior to October 15, 2001.

Director Compensation

    In 2000, Mr. Freeman, as Chairman of the Board of both the Company and First Mutual Bank, was paid a monthly director's fee of $2,200. Other directors received $600 per Board meeting attended, $350 for each Audit Committee meeting attended, and $200 for each other committee meeting attended. Directors do not receive any additional compensation for attending meetings of the Board or its committees. Each director who is not a full-time paid employee of the Company receives, if sufficient shares are reserved under the Plan, for every four years of service after April 1994, an option to acquire 6,890 (adjusted for capitalization changes as provided in the Plan) shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock") at a price equal to the fair value of the shares at the time of the grant of the option. A stock option for 6,890 (adjusted) shares was granted to all current directors on April 28, 1998. Each such option is exercisable for six years and became exercisable 50% upon completion of one full year of service after the grant of the option and the balance at the end of the second year of service.

Related Party Transactions

    During 2000, the First Mutual Bank purchased property, liability, casualty, medical and other insurance for aggregate premiums of $82,548 through the insurance brokerage firm of Parker, Smith & Feek, Inc., of which Mr. Parker is a principal.

    First Mutual Bank engaged Robert C. Wallace and the real estate brokerage firm of which he is a principal, Wallace Properties, Inc., to provide real estate services to the Bank. During 2000, Wallace Properties, Inc. assisted the Bank with leasing office space for the Bank's Kirkland branch office, and in the purchase of two new branch office sites, one in Juanita, Washington, and the other in Ballard, Washington. All commissions paid to Wallace Properties, Inc. in connection with these transactions were paid by the landlords and sellers and totaled $61,827.

    During 2000, Mr. Rowley repaid a commercial loan which had been obtained from First Mutual Bank in December 1990 before Mr. Rowley became a Director in October 1992. The largest aggregate amount of indebtedness on the loan during 2000 was $426,462. The loan was made in the normal course of First Mutual Bank's business and was made on terms which were comparable for those prevailing in the banking industry at the time for comparable transactions.

Report of the Audit Committee

    The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

    The Audit Committee's Report to the Shareholders, which follows, was approved and adopted by the Committee and by the Board of Directors on January 25, 2001. The members of the Audit Committee are all independent directors.

    The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000, with management and has discussed with the auditors the matters required by SAS 61, Communications with Audit Committees, as amended, received communications from the auditors as to their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the independence of the auditors with the auditors.

    Based on its review and discussions with the auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

    The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee. A copy of that charter appears as Appendix A.

    The Audit Committee of the Board believes that the non-audit services provided by Moss Adams are compatible with maintaining the auditor's independence. The aggregate Audit Fees contracted for with Moss Adams LLP for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000, and the review of the consolidated financial statements included in the Company's Form 10-Q for fiscal 2000 were $72,200. No fees were paid for Financial Information Systems Design and Implementation, and All Other Fees amounted to $19,115.

    Submitted by the members of the Audit Committee:

                      Richard S. Sprague, Chairman
                      James J. Doud, Jr.
                      Janine Florence

Executive Compensation

Summary Compensation Table

    The following tables set forth compensation paid for services rendered in the Company's last year and First Mutual Bank's last two completed fiscal years ending December 31, 2000, to the Company's Chief Executive Officer and the highest paid executive officers whose total compensation exceeded $100,000 (the "named executive officers"). Following First Mutual Bank's reorganization into the holding company form of ownership on October 26, 1999, compensation for Messrs. Valaas and Mandery was paid 95% by First Mutual Bank and 5% by the Company and compensation for Mr. Boudreau was paid entirely by First Mutual Bank.

SUMMARY COMPENSATION TABLE(1)

Long-Term Compensation Awards
Annual Compensation
Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary		Bonus(2)		Other Annual Compensation(3)			All Other Compensation(4)
John R. Valaas Director, President and Chief Executive Officer	2000 1999 1998		$241,632 229,463 228,055	$	— 41,957 339,162		$13,863 13,905 13,221	6,000 10,000 7,150	$12,975 12,300 12,300
Roger A. Mandery Executive Vice President and Chief Financial Officer	2000 1999 1998		$184,687 175,582 174,383	$	— 32,211 116,974	$ $	13,863 13,905 13,221	6,000 10,000 7,150	$12,975 12,300 12,104
James R. Boudreau Executive Vice President and Chief Credit Officer for First Mutual Bank	2000 1999 1998	$ $	165,833 151,095 149,375	$	— 27,693 113,792		$13,863 13,905 13,225	6,000 10,000 7,150	$12,975 12,235 12,297

(1)
None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

(2)
The amounts disclosed in this column reflect all discretionary bonuses as well as basic bonus compensation that is distributed pursuant to the Bank's bonus plan only in years in which net income, after-tax and after-bonus distribution, exceeds the previous year's net income by at least ten percent (10%).

(3)
The amounts disclosed in this column are the value at year end of shares of the Company's Common Stock and cash allocated to the accounts of the executive officers under the Company's ESOP, all of which are vested and not subject to any restrictions.

(4)
The amounts disclosed in this column consist only of Bank contributions under the Bank's 401(k) plan.

Option Grants in Year 2000

    The following table provides information related to options granted to the named executive officers during 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
		% of Total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted(2)
			Exercise or Base Price ($/sh.)(3)
				Expiration Date
Name					5%	10%
John R. Valaas	6,000	12.6%	$9.75	06/23/10	$36,790	$93,234
Roger A. Mandery	6,000	12.6%	$9.75	06/23/10	$36,790	$93,234
James R. Boudreau	6,000	12.6%	$9.75	06/23/10	$36,790	$93,234

(1)
The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options, but is not intended to forecast future price appreciation of the Company's Common Stock. It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2)
Options to acquire shares of Common Stock, each of which vests 1/3 annually beginning two years after grant of the option.

(3)
The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the stock option committee in its discretion.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

    The following table provides information related to options exercised by the named executive officers during the 2000 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights ("SARs").

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End 2000 (#)
					Value of Unexercised In-the-Money Options/SARs at FY-End 2000(1)
	Shares Acquired on Exercise ($)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Valaas	0	0	27,394	20,766	$237,168	$14,752
Roger A. Mandery	0	0	37,232	23,516	$236,612	$20,637
James R. Boudreau	0	0	37,232	23,516	$236,612	$20,637

(1)
The closing price for the Company's Common Stock as reported on the Nasdaq Stock Market effective December 31, 2000, was $13.125. The values indicated reflect the reduction for the payment of the exercise price of applicable options.

Employment Contracts, Severance Agreements and Change in Control Agreements

    First Mutual Bank and John R. Valaas are parties to an Employment Agreement dated November 1996, whereby Mr. Valaas agreed to continue to serve as President and Chief Executive Officer of First Mutual Bank. The agreement has a five-year term, which may be extended by the parties to 2006, and provides that Mr. Valaas is entitled to a base salary of no less than $210,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank's bonus plan. Mr. Valaas is also eligible for discretionary grants of stock options under the Company's stock option plan.

    First Mutual Bank has also agreed that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change in Control of First Mutual Bank, Mr. Valaas will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting. A Change in Control occurs when one person or entity (other than a group including two or more of the Company's present directors) becomes the owner of 25% or more of the Company's outstanding Common Stock, replacement of a majority of the incumbent directors by directors whose elections have not been supported by the present Board, or dissolution or sale of 70% or more in value of the assets of First Mutual Bank ("Change of Control").

    In November 1996, First Mutual Bank entered into an Employment Agreement with officer Roger A. Mandery, whereby Mr. Mandery agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term which is extendible by the parties to 2006, and provides that Mr. Mandery is entitled to an annual base salary of no less than $155,000, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank's bonus plan. Mr. Mandery is also eligible for discretionary grants of stock options under the Company's stock option plan.

    The agreement also provides that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Mandery will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

    First Mutual Bank and James R. Boudreau are parties to an Employment Agreement dated November 1996, whereby Mr. Boudreau agreed to continue to serve as Senior Vice President of First Mutual Bank. The agreement has a five-year term, which may be extended by the parties to 2006, and provides that Mr. Boudreau is entitled to a base salary of no less than $130,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank's bonus plan. Mr. Boudreau is also eligible for discretionary grants of stock options under the Company's stock option plan.

    First Mutual Bank has also agreed that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Boudreau will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

Board Compensation Committee Report

    The purpose of the compensation program of the Company and First Mutual Bank as its principal subsidiary is to align executive compensation with the Company's business objectives and performance, the long-term objectives of shareholders and the individual executive's performance. This enables the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success.

    The Company's executive compensation program is administered by the Stock Option Committee and the Compensation Committee established as committees of the Board. Currently, the membership of these two committees is the same at the Company and First Mutual Bank board levels. Each of these committees has four nonemployee directors. The membership of the Compensation Committee also includes John Valaas, who recuses himself from discussions or determinations related to his compensation. The Stock Option Committee and the Compensation Committee work with management to develop compensation plans for the Company and First Mutual Bank and are responsible for determining the compensation of each named executive officer.

    The Compensation Committee considers many factors in setting compensation for the President and Chief Executive Officer, and the other named executive officers, and in establishing guidelines for the compensation of other executive officers of the Company and First Mutual Bank. As First Mutual Bank is the principal operating subsidiary of the Company, among the most important of these factors is establishing compensation that is commensurate with First Mutual Bank's performance, as measured by operating, financial and strategic goals. First Mutual Bank performance is measured against previous performance, budgeted goals, and the operating results of peer institutions, which are composed of FDIC-insured savings institutions of a similar asset size and complexity and market and industry conditions including the economy as a whole. Individual performance in terms of both qualitative and quantitative goals (with the exception of assessing the performance of First Mutual Bank, the Compensation Committee does not have specific measures and its decisions are subjective) is an important part of this process. Industry surveys of compensation for comparable positions in First Mutual Bank's Peer Group (which is composed of Washington State financial institutions of a similar asset size) are considered. It is the Compensation Committee's belief that officers who are among the owners of the Company not only have longer tenure, but are also more focused on and aligned with the long-term performance expectations of shareholders. It therefore works to retain superior executives by providing some equity-based compensation, currently in the form of stock options. Whenever the Company's economic performance includes other significant operating subsidiaries, these general principles may apply separately as to the Company and each of its subsidiaries.

    No formal policy has been adopted by the Company or First Mutual Bank with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. With certain exceptions, this section excludes from deductibility compensation to an executive officer in excess of the dollar limit stated in the section.

Components of Compensation

    At present, the executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. Executives also participate, along with other Company employees, in First Mutual Bank's ESOP and other benefit plans.

    Base Salary.  Base salaries of the President and Chief Executive Officer and the other named executive officers are based on surveys and data relating to First Mutual Bank's Peer Group, as defined in the Compensation Committee report section of this report. These surveys are used to determine whether compensation is competitive with that offered by other companies in First Mutual Bank's banking and financial services industries. In addition, base salaries are based on an assessment of individual performance. In assessing performance, the Compensation Committee takes into consideration individual experience and contributions, level of responsibility, department performance, and First Mutual Bank performance, which is measured primarily by net income, but without setting specific goals. With the exception of First Mutual Bank performance, the Compensation Committee does not have any specific measures, and its decisions are subjective. (For 2000, salaries of the named executive officers, based in part on individual contributions, were increased on average of 6.67%.) The compensation policy allows for total compensation of individuals to exceed the median through incentive compensation plans based on achievement of First Mutual Bank's operating, financial and strategic objectives.

    Bonus Plan.  First Mutual Bank's named executive officers participate in the Bank's staff bonus plan, which became effective July 1, 1999. Under the staff bonus plan, a collective staff bonus is allocated among a performance pool, a retention pool and a corporate-officer pool, which includes non-executive officers. An eligible executive officer could have bonus compensation received partly under each pool. The plan does not provide a bonus unless First Mutual Bank's net income, after-tax and after-bonus distributions, exceeds the prior year's net income by 10% or more. The Bank's named executive officers did not receive a bonus in year 2000 as no bonuses were paid under the Bonus Plan. The aggregate bonus amount ranges from 3% to 12% of such net income in relation to net income improvement from 10% to 17% or more. The existence of this incentive compensation is considered by the Compensation Committee in determining base compensation for executive officers.

    Stock Option Plan.  Awards of stock options under the Company's incentive stock option plan are designed to more closely tie together the long-term interest of employees and shareholders, and to assist in the retention of officers and key employees. The Stock Option Committee selects the employees, including executive officers, if any, to receive stock options and determines the number of shares subject to each grant. The Stock Option Committee's determination of the size of option grants is generally intended to reflect an employee's position and his or her contributions, as described above relative to guidelines for compensation. Options are granted either as incentive stock options or as nonqualified stock options. The option grants have a ten-year term, and options become exercisable on a gradual basis as stated in each grant. The Stock Option Committee reviews the outstanding options of the officers and key employees from time to time and may grant additional options to encourage their retention.

    Employee Stock Ownership Plan (ESOP); Other Benefits.  Each named executive officer participates with other employees in First Mutual Bank's ESOP, health insurance and other benefits which are generally applicable.

    President and Chief Executive Officer Compensation.  The compensation for the Company's and Bank's President and Chief Executive Officer, John R. Valaas, is adjusted and determined by the Compensation Committee based on the same policies and criteria as the compensation for the other named executive officers. On December 21, 2000, the Compensation Committee resolved that the President and Chief Executive Officer's base salary of $236,250 would be increased to $250,000 in 2001.

    In conclusion, the compensation and Stock Option Committees believe First Mutual Bank has been managed well in a challenging business environment for financial institutions and has achieved above-average operating results when compared to other thrift institutions in First Mutual Bank's Peer Group.

    Submitted by nonemployee members of the Stock Option Committee and Compensation Committee:

                      H. Scott Wallace, Chairman
                      Mary Case Dunnam
                      Janine Florence
                      Robert C. Wallace

Compensation Committee Interlocks and Insider Participation

    The Company does not have loans outstanding to any members of the Stock Option Committee or the Compensation Committee. John Valaas, the Company President, is an employee of the Company as well as a director. He serves on the Compensation Committee but does not participate in the determination of his own compensation.

STOCK PRICE PERFORMANCE GRAPH

    The graph below compares First Mutual Bank's five-year cumulative total return (for the period after October 26, 1999, the graph reflects the Company's return), including reinvestment of dividends, on its Common Stock to the similar returns for (a) all U.S. stocks under the Nasdaq Index and (b) SNL Western Thrift Index of all publicly-traded thrift stocks (including the Company) of ten western states.

First Mutual Bancshares, Inc.

	Period Ending
Index	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
First Mutual Bancshares, Inc.	100.00	130.96	230.75	175.16	177.37	197.73
NASDAQ—Total US*	100.00	123.04	150.69	212.51	394.92	237.62
SNL Western Thrift Index	100.00	127.49	210.53	181.22	145.26	286.95

*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001.

PROPOSAL NUMBER TWO—APPROVAL OF AMENDMENT
OF COMPANY'S ARTICLES OF INCORPORATION WITH
RESPECT TO "BLANK CHECK" PREFERRED STOCK

    The Board has unanimously approved and recommended that shareholders approve an amendment to the Company's Articles of Incorporation, as amended (the "Articles"), to provide that the Board of Directors may adopt provisions fixing the preferences, limitations, and relative rights of the series of preferred stock and may file amended articles of incorporation providing for such preferences, limitations, and relative rights with the Washington Secretary of State in accordance with the Washington Business Corporation Act.

    Article IV of the Company's Articles of Incorporation currently provides that the Board of Directors may "provide for the issuance of serial preferred stock and fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof," including a number of designated rights and provisions. The Articles currently do not specifically provide that the Board of Directors may amend the Company's Articles so as to make such rights and provisions effective and applicable to any preferred stock which the Board of Directors believes should be issued. The proposed amendments to Articles IV would allow the Board of Directors to amend the Articles and file such amended Articles with the Washington Secretary of State in order to give effect to the provisions which the Board of Directors is authorized to fix, so that any such shares may be issued with such rights attached.

    The authorization for the Board of Directors to fix and then make effective the preferences, limitations, and relative rights of series of preferred stock will make such shares available for Company purposes and consideration as the Board of Directors believes is appropriate. No further vote of shareholders would be required to fix such terms and amend the Articles to make them effective. The availability of preferred shares for issuance without the delay and expense of obtaining the approval of shareholders at a special meeting would allow the Company the option of raising additional capital through the issuance of preferred stock, if appropriate, or the preferred shares could be utilized by the Board of Directors to assist the Company in defending against any potential hostile or abusive takeover threats. The Board of Directors has no present intention of issuing any preferred shares.

    The Board of Directors recommends that shareholders vote FOR the following resolution to amend the Company's Articles of Incorporation to enable the Board to adopt provisions fixing the preferences, limitations, and relative rights of preferred stock and file such amended articles of incorporation with the Washington Secretary of State without shareholder approval:

RESOLVED THAT Article IV of the Articles of Incorporation be amended by restating the provisions under "Serial Preferred Stock," in its entirety, to read as follows:

      Serial Preferred Stock.  The board of directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of shares of preferred stock in one or more series, at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated to distinguish its shares from the shares of all other series and classes. All shares of a series of preferred stock shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the articles of amendment adopted by the board of directors creating the series and filed with the Washington Secretary of State in accordance with the Washington Business Corporation Act, of those of other series of the same class. Except as may otherwise be provided in these Articles of Incorporation, different series of preferred stock shall not be construed to constitute different classes of shares for the purpose of voting by classes. The authority of the board of directors with respect to each such series shall include, without limitation of the foregoing, determination of the following and adoption of the articles of amendment providing for the following:

      (a) The distinctive serial designation and the number of shares constituting such series;

      (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or dates for dividends, and the participation or other special rights, if any, with respect to dividends;

      (c) The voting powers, full or limited, if any, of shares of such series;

      (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

      (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

      (f)  Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

      (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (h) The price or other consideration for which the shares of such series shall be issued; and

      (i)  Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other serial preferred stock.

    Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

PROPOSAL NUMBER THREE—APPROVAL OF AMENDMENT OF COMPANY'S
ARTICLES OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD

    The Board has also unanimously approved and recommended that shareholders approve an amendment to the Articles to provide for the classification of the Board into three classes of directors with staggered terms of office. The text of the proposed amendment to the Articles is set forth below.

    The Company's Bylaws currently provide that directors are to be elected into three classes with staggered terms of office, and directors were elected to hold office on that basis at the 2000 Annual Meeting. The Company's counsel has recommended that the provisions for staggered terms be added to the Articles, and the Board is recommending that shareholders approve such an amendment to the Articles. The Washington Business Corporation Act ("Business Act") permits provisions in a company's articles of incorporation, approved by shareholders, that provide for a classified board. The proposed classified board amendment to the Articles would provide that directors will be classified into three classes, as nearly equal in number as possible. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that annual meeting would be elected for a three-year term of office to expire at the third succeeding annual meeting after their election and until their successors have been duty elected and qualified. See "Election of Directors" for information regarding the composition of each class of directors to be elected at this annual meeting.

    The classified board proposal is designed to assure continuity and stability of the Board and the Company's policies. While the Board has not experienced any problems with such continuity and stability in the past, it wishes to ensure that this experience will continue. The Board also believes that the classified board proposal will assist the Board in protecting the interests of its shareholders in the event of an unsolicited offer for shares of the Company.

    The proposed amendment adopting a classified board will have the effect of extending the time required to effect a change in control of the Board and will tend to perpetuate present management over at least a two-year period. Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to control the Company until it has a majority of the Board which may require two years. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests. The classified board proposal will also make it more difficult for the shareholders to change the composition of the Board even if the shareholders believe such a change would be desirable and may discourage hostile takeover bids for shares of the Company.

    The proposed amendment also provides that, if the designated number of members of the Board, which is set by the Board, is increased or if a Director is removed by the shareholders, the new positions may only be filled by a vote of the Board. Pursuant to the proposed amendment to the Articles, directors chosen to fill vacancies on a classified board, who will be chosen by the then current Board, shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified.

    The Board of Directors recommends that shareholders vote FOR the following resolution to amend the Company's Articles of Incorporation to provide for the classification of the Board into three classes of directors with staggered terms of office:

RESOLVED THAT Article VII of the Articles of Incorporation be amended by deleting the existing Article VII and restating the Article, in its entirety, to read as follows:

      ARTICLE VII.  The number of directors may be fixed, from time to time, by the affirmative vote of at least three-fourths of the entire board of directors or by action of the shareholders of the Corporation. Commencing as of the effective date of the adoption by the shareholders of this amended Article VII, the directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At a meeting of the shareholders, the initial directors of the first class shall be elected for a term of one year, the initial directors of the second class shall be elected for a term of two years and the initial directors of the third class shall be elected for a term of three years. Thereafter, at each annual election, any vacancy in any class of directors may be filled and successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, the additional directors may be elected by the board of directors to a class or classes of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the board of directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. Except as otherwise provided by statute or these Articles or the Corporation's Bylaws, the directors shall be elected at the annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified, or until his or her prior resignation or removal, as hereinafter provided in the Bylaws.

Legal Effect

    Both proposed amendments to the Articles, while having certain aspects that may discourage takeovers, are not part of any new plan by the Company to adopt anti-takeover provisions. They are proposed so that existing provisions regarding both the classified Board of Directors, which has been in the Company's Bylaws since the inception of the Company, and the ability of the Board of Directors to fix the terms of the preferred shares, which has been in the Company's Articles since the inception of the Company, are included in the Articles in a manner that will assure they will have the intended legal authorization and effect.

Required Vote

    Approval of the amendment to the Articles of Incorporation requires the affirmative vote of two-thirds of the total votes eligible to be cast at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the Amendment. Broker non-votes are not considered present for this proposal.

AUDITORS

    The Board has appointed Moss Adams LLP, Everett, Washington, independent public accountants, as the Company's auditors for the 2001 fiscal year. A representative of Moss Adams LLP will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

    Effective September 19, 2000, the Company dismissed Deloitte & Touche LLP as the Company's independent accountants and engaged Moss Adams LLP as its new independent accountants. The decision to change the Company's accounting firm was approved by the Company's Audit Committee of the Board of Directors as empowered by the Board of Directors. Deloitte & Touche reports on the Company's financial statements for the 1998 and 1999 fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the Company's last two fiscal years and the subsequent interim periods to the date of the change of accountants, there were no material disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements.

    The Company requested that Deloitte & Touche furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated September 20, 2000, was filed as an exhibit to the Company's Form 8-K.

    Effective September 19, 2000, the Company engaged the accounting firm of Moss Adams LLP as its new independent accountants.

OTHER MATTERS

    The Board is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received, and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year 2000, except that Victor E. Parker filed one Form 4 late for five sale transactions.

FINANCIAL STATEMENTS

    The Company's 2000 Annual Report to Shareholders, including financial statements prepared in conformity with generally accepted accounting principles, are being mailed to shareholders with these proxy materials. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference.

    A COPY OF FORM 10-K (WHICH ALSO SERVES AS THE COMPANY'S ANNUAL DISCLOSURE STATEMENT UNDER APPLICABLE RULES) FOR THE COMPANY'S MOST RECENT FISCAL YEAR AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD OR BENEFICIAL OWNERS AS OF THE RECORD DATE UPON REQUEST TO PHYLLIS A. EASTERLIN, CORPORATE SECRETARY, FIRST MUTUAL BANCSHARES, INC., P. O. Box 1647, BELLEVUE, WASHINGTON 98009-1647, (425) 455-7300.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2002 ANNUAL MEETING

    In order to be (a) eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Shareholders, or (b) presented at next year's Annual Meeting of Shareholders without inclusion in the Company's proxy materials, shareholder proposals must be received no later than November 20, 2001. In order to be considered for nomination and election as a director, nominations for individuals recommended by shareholders for election to the Board must be received prior to October 15 of the year preceding the meeting of shareholders called for the election of directors. Such proposals or nominations must be mailed to the Company's principal executive offices at 400 108th Avenue N.E., Bellevue, Washington 98004. Any such proposal shall be subject to the requirements of the proxy rules promulgated by the Securities Exchange Act of 1934, as amended.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Phyllis A. Easterlin
                       Corporate Secretary

Bellevue, Washington
March 20, 2001

Appendix A

FIRST MUTUAL BANCSHARES, INC.
Audit Committee Charter

    This charter shall be reviewed, updated and approved annually by the Board of Directors.

Role and Independence

    The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

    The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

Responsibilities

    The Audit Committee's primary responsibilities include:

1.
Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

2.
Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters. The Committee will also determine if any non-audit services performed by the independent accountants are incompatible with maintaining the accountant's independence.

3.
Providing guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity.

4.
Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

5.
Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

6.
Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.

7.
Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

8.
Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

REVOCABLE PROXY

    FIRST MUTUAL BANCSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 26, 2001

    The undersigned shareholder of First Mutual Bancshares, Inc. hereby appoints Messrs. F. Kemper Freeman, Jr. and John R. Valaas of First Mutual Bancshares, Inc., and either of them, with full power of substitution to each, to act as attorneys-in-fact and proxies to represent the undersigned at the Annual Meeting of Shareholders, to be held at the Hyatt Regency Bellevue, Bellevue, Washington, on April 26, 2001, at 3:00 p.m., local time, and at any and all adjournments thereof, and to vote all of the shares of Common Stock of First Mutual Bancshares, Inc. which the undersigned is entitled to vote as fully as if the undersigned were present in person, in the manner indicated on the reverse hereof. Receipt of the Notice of Meeting and the accompanying Proxy Statement is hereby acknowledged.

    This proxy, when properly executed, will be voted and will be voted in the manner directed on this proxy card. If no specification is made, a vote FOR the election of all directors and FOR proposals 2 and 3 will be entered.

    Should the undersigned be present and elect to vote in person at the Annual Meeting or at any adjournment thereof, upon notification to the Secretary of First Mutual Bancshares, Inc. at the Meeting of the shareholder's decision to terminate the proxy, this power of attorney and proxy shall be deemed terminated and of no further force and effect.

(Continued and to be signed on the reverse side.)

FOLD AND DETACH HERE

ANNUAL MEETING
OF
FIRST MUTUAL BANCSHARES, INC.
SHAREHOLDERS

Thursday, April 26, 2001
3:00 p.m.

Hyatt Regency Bellevue
900 Bellevue Way N.E.
Bellevue, WA 98004

Please mark your vote as indicated in this example.	/x/

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AND FOR PROPOSALS 2 AND 3. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF EACH OF THESE MATTERS.

		FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees			FOR	AGAINST	ABSTAIN
1.	Election of the following nominees to serve as directors for the term indicated below:	/ /	/ /	2.	Proposal to amend the First Mutual Bancshares, Inc. Articles of Incorporation with respect to "Blank Check" Preferred Stock.	/ /	/ /	/ /
Term ending 2002:	Janine Florence Victor E. Parker	F. Kemper Freeman, Jr.		3.	Proposal to amend the First Mutual Bancshares, Inc. Articles of Incorporation to provide for a classified board.	/ /	/ /	/ /
Term ending 2003:	James J. Doud, Jr. Robert C. Wallace	Richard S. Sprague		4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Term ending 2004:	Mary Case Dunnam John R. Valaas	George W. Rowley, Jr. H. Scott Wallace
(INSTRUCTION: To withhold authority to vote for one or more individual nominee(s), write that nominee's name in the space provided below.)				IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

				The undersigned hereby revokes any and all prior proxies and acknowledges receipt from the Company prior to the execution of this proxy of Notice of Meeting, the Proxy Statement dated March 20, 2001, and the Report to Shareholders.

				Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name. If shares are held jointly, each holder should sign. Please fill in the date the proxy is signed.

Signature	Signature if held jointly	Dated
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.

FOLD AND DETACH HERE

QuickLinks

ABOUT THE MEETING
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
PRINCIPAL HOLDERS OF VOTING SECURITIES AND MANAGEMENT
BOARD OF DIRECTORS COMMITTEES AND REPORTS; CERTAIN RELATIONSHIPS AND DIRECTORS AND EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL NUMBER TWO—APPROVAL OF AMENDMENT OF COMPANY'S ARTICLES OF INCORPORATION WITH RESPECT TO "BLANK CHECK" PREFERRED STOCK
PROPOSAL NUMBER THREE—APPROVAL OF AMENDMENT OF COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD
AUDITORS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FINANCIAL STATEMENTS
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2002 ANNUAL MEETING
FIRST MUTUAL BANCSHARES, INC. Audit Committee Charter
REVOCABLE PROXY